OPINION OF PATTON BOGGS LLP
Exhibit 5.1
July 23, 2010
Double Eagle Petroleum Co.
1675 Broadway Street, Suite 2200
Denver, Colorado 80202
Re: Registration Statement on Form S-8
Dear Ladies and Gentlemen:
     We have acted as counsel to Double Eagle Petroleum Co., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale of 2,000,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), which will be issued pursuant to the Company’s 2010 Stock Incentive Plan (the “Equity Plan”).
     In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Equity Plan; (ii) an executed copy of the Registration Statement; (iii) the Company’s Articles of Incorporation, as amended, and Bylaws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company.
     We express no opinion as to matters governed by any laws other than (i) the federal laws of the United States of America, including the rules and regulations underlying those laws, and applicable judicial and regulatory determinations interpreting those laws; and (ii) the laws of the State of Maryland, including the General Corporation Law of the State of Maryland, applicable provisions of the Maryland Constitution and all applicable judicial and regulatory determinations interpreting those laws. Our opinion is based on these laws as in effect on the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter and that might affect the opinions expressed herein. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.
     Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the Shares have been duly and validly authorized, and when issued pursuant to the terms of the Equity Plan, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the laws of the State of Maryland or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
Very truly yours,
/s/ PATTON BOGGS LLP